EXHIBIT 10.1

                               FIRST AMENDMENT TO
                            EQUIPMENT LEASE AGREEMENT

          This FIRST AMENDMENT TO EQUIPMENT LEASE AGREEMENT, dated as of October 15, 2001 (this "Amendment") is among BRL UNIVERSAL EQUIPMENT 2001 A, L.P., a
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Delaware limited partnership ("Lessor") and UNIVERSAL COMPRESSION, INC., a Texas
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corporation  ("Lessee").
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                              W I T N E S S E T H:
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          WHEREAS,  the  parties  hereto  are  parties  to  an  Equipment  Lease
Agreement dated as of February 9, 2001 (together with all amendments and supplements thereto, the "Lease Agreement"); and
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          WHEREAS,  the  parties  hereto desire to amend certain Sections of the
Lease  Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the First Amended and Restated Participation Agreement of even date hereof (the "Participation Agreement") among Lessee,
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Universal  Compression  Holdings,  Inc.,  as  Guarantor, Lessor, The Bank of New
York, not in its individual capacity but for the benefit of Tranche A Noteholders, the financial institutions that may become party thereto, as Tranche B Lenders, BRL Universal Equipment Management, Inc., as Lessor General Partner, Bankers Trust Company as Administrative Agent and Bankers Trust Company as Collateral Agent, the parties hereto agree as follows:

          1.     Definitions.  Unless  the  context  otherwise  requires,
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capitalized  terms  used  herein and not otherwise defined herein shall have the meanings set forth or referred to in Appendix A to the Participation Agreement, which Appendix A also includes the rules of usage and interpretation applicable hereto.

          2.     Effectiveness.  This Amendment shall become effective as of the
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date  first  written above upon (i) the execution and delivery hereof by Lessor,
Lessee and Collateral Agent and (ii) the First Amended and Restated Participation Agreement becoming effective in accordance with the terms thereof.

          3.     Amendments.
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               (a)  Section  4  is  hereby  amended  and  restated  as  follows:

                    "Lessor shall not be liable to Lessee for any failure or delay in the delivery of any Item of Equipment to Lessee. Forthwith upon delivery of each Item of Equipment to Lessee, Lessee shall evidence its acceptance of such Item of Equipment hereunder and of the condition of such Item of Equipment by executing and delivering to Lessor a Lease Supplement for such Item, dated the first Funding Date of such Item. THE EXECUTION BY LESSOR AND LESSEE OF A LEASE SUPPLEMENT


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          FOR  AN  ITEM OF EQUIPMENT SHALL (I) EVIDENCE THAT SUCH ITEM IS LEASED
          UNDER, AND IS SUBJECT TO ALL OF THE TERMS, PROVISIONS AND CONDITIONS OF, THIS LEASE AGREEMENT, AND (II) CONSTITUTE LESSEE'S UNCONDITIONAL AND IRREVOCABLE ACCEPTANCE OF SUCH ITEM FOR ALL PURPOSES OF THIS LEASE AGREEMENT."

               (b)  Section  5  is  hereby  amended  and  restated  as  follows:

                    "The Term for each Item of Equipment shall commence on the Funding Date therefor, and, unless this Lease Agreement is sooner terminated with respect to such Item of Equipment or all Items of Equipment pursuant to the provisions hereof, shall end on the Termination Date."

               (c)  Section  7.1.2  is  hereby  amended and restated as follows:

                    "7.1.2  Floating  Lease Payment. Lessee hereby agrees to pay
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          Lessor  for each Item of Equipment in arrears on each Floating Payment
          Date during the Term, in an amount equal to the sum of (i) the interest accrued at the Blended Tranche B Rate on the Tranche B Component for such Item under the terms of the Tranche B Loan Agreement (and if the Tranche B Loans have been repaid or Lessor's obligations thereunder otherwise discharged prior to the Termination Date, the amount of interest that would have accrued had the Tranche B Loans not been so paid or otherwise discharged (ii) the Equity Yield accrued at the Blended Equity Yield Rate on the Equity Component for such Item in accordance with the terms of the Limited Partnership Agreement and (iii) an amount equal to yield accrued on the Acquisition Cost for such Item at the rate per annum set forth in the Lessor Margin Letter. Amounts due on a Floating Payment Date under this Section 7.1.2 shall be calculated for each day (from and including the first day of such Floating Payment Period to but excluding the last day of such Floating Payment Period) elapsed during the Floating Payment Period then ending."

               (d)  Section  7.1.3  is  hereby  added  as  follows:

                    "7.1.3  Lease Premium. Lessee hereby agrees to pay Lessor as
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          a  one-time,  non-refundable lease rental payment on each Funding Date an amount equal to the Tranche A Discount, if any, resulting from the issuance by Lessor of Tranche A Notes on such Funding Date which amount shall be deemed earned by Lessor and due and owing as of such Funding Date and shall not constitute a pre-paid Lease Payment for any period after such Funding Date. Lessee may credit the aggregate amount of any such Tranche A Discounts against any amounts owed by Lessor to Lessee on such Funding Date.

               (e) Section 23(h) is hereby amended by replacing the words "Lessee or any of its Subsidiaries" with "Guarantor, Lessee or any of Lessee's Subsidiaries" each place that phrase appears in such Section.


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               (f)  Section 28.4.1 is hereby amended and restated as follows:

                    28.4.1  Partial  Purchase  Option.  Provided  this  Lease
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          Agreement shall not have been earlier terminated and no Lease Event of
          Default shall have occurred and is continuing and subject to the provisions of Section 28.4.4, Lessee or its designee shall be entitled, at Lessee's option, (i) on any Floating Payment Date prior to February 15, 2004, to purchase with the proceeds of one or more Equity Offerings, within the first 120 days after the consummation of the related Equity Offering all but not less than all of Lessor's rights and interests in one or more Items of Equipment which in the aggregate for all such purchases under this Section 28.4.1 have Acquisition Costs not in excess of thirty five (35%) percent of the aggregate Acquisition Costs of all Items of Equipment acquired by Lessor and leased to Lessee hereunder on the Closing Date and each Funding Date thereafter prior to such Floating Payment Date and (ii) on any Floating Payment Date on or after February 15, 2005 to purchase all but not less than all of Lessor's rights and interest in one or more Items of Equipment.

               (g) Section 28.4.4 is hereby amended by replacing the phrase "Permitted Investments" with the phrase "investments of the type described in clause (i) through (iii) of Section 7.17 of the Participation Agreement".

          4.     Miscellaneous.  Sections  30,  31 and 33 of the Lease Agreement
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are incorporated herein by reference mutatis mutandis.


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          IN  WITNESS  WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                     BRL  UNIVERSAL  EQUIPMENT  2001  A,  L.P.,
                                       as  Lessor

                                     By BRL Universal Equipment Management, Inc.
                                     Its  General  Partner


                                     By:  /s/  Gregory C. Greene
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                                         President



                                     UNIVERSAL COMPRESSION, INC.,
                                        as  Lessee


                                     By:  /s/  Richard W. FitzGerald
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                                        Senior Vice President and
                                        Chief Financial Officer




                                -Signature Page-
                  [First Amendment to Participation Agreement]

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